Exhibit 10.1
M&T BANK CORPORATION
2009 EQUITY INCENTIVE COMPENSATION PLAN
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ANNUAL STOCK BASE SALARY AWARD AGREEMENT
GRANTEE: <<NAME>>
DATE OF GRANT: <<DATE>>
ANNUAL STOCK BASE SALARY: <<AMOUNT>>
M&T Bank Corporation (the “Company”), pursuant to action of the Nomination, Compensation and Governance Committee (the “Committee”),has determined that going forward and until the Committee determines otherwise, Grantee shall be entitled to additional base salary during your employment with the Company, on an annualized basis, in the amount of Annual Stock Base Salary indicated above. The Annual Stock Base Salary shall be paid to you in shares of Common Stock of the Company pursuant to the M&T Bank Corporation 2009 Equity Incentive Compensation Plan (the “Plan”) and is subject to the terms and conditions of the Plan and this Agreement. As used herein, the term “Agreement” shall mean, collectively, this cover page and the related Terms and Conditions of Annual Stock Base Salary Award delivered to the Grantee with this cover page. Capitalized terms used in this Agreement without definition shall have the meanings assigned to them in the Plan. A copy of the Plan can be viewed and downloaded from the Company’s Intranet under the Human Resources page.
Subject to the terms of the Plan and this Agreement, including without limitation, the Grantee’s fulfillment of the employment requirements in Paragraph 5(b) and the restrictions on transfer in Paragraph 5(c) of the Terms and Conditions of Annual Stock Base Salary Award, the Annual Stock Base Salary acquired hereunder shall be fully vested when awarded and paid to you in accordance with the applicable provisions of the Plan and this Agreement.
     IN WITNESS WHEREOF, the parties have caused this Agreement to be effective as of the Date of Grant.

M&T BANK CORPORATION
By:
Stephen J. Braunscheidel
Executive Vice President — Human Resources

<<Name>>

M&T BANK CORPORATION
2009 EQUITY INCENTIVE COMPENSATION PLAN
* * *
TERMS AND CONDITIONS
OF
ANNUAL STOCK BASE SALARY AWARD
     1. Definitions. In this Agreement, except where the context otherwise indicates, the following definitions apply. Capitalized terms used herein without definition shall have the meanings assigned to them in the Plan.
          (a) “Annual Stock Base Salary” means the dollar amount subject to the Annual Stock Base Salary Award set forth as the “Annual Stock Base Salary” on the cover page of this Agreement to be paid in shares of Common Stock.
          (b) “Annual Stock Base Salary Award” means the Annual Stock Base Salary granted to the Grantee on the cover page of this Agreement.
          (c) “Date of Grant” means the date set forth as the “Date of Grant” on the cover page of this Agreement.
          (d) “Grantee” means the person identified as the “Grantee” on the cover page of this Agreement.
          (e) “Payment Date” means the date upon which bi-weekly installments, net of any applicable deductions and withholding, of Annual Stock Base Salary are paid to you.
          (f) “Third Party Administrator” means the entity to which the Committee has delegated its authority to administer the issuance of Annual Stock Base Salary granted under the Plan.
     2. Grant of Annual Stock Base Salary Award; Effective Date. The Annual Stock Base Salary Award granted hereby is granted in accordance with the cover page of this Agreement and is effective, on an annualized basis, as of January 1, 2010.
     3. Payment of Annual Stock Base Salary Award. The Annual Stock Base Salary Award will be paid in shares of Common Stock on each respective Payment Date. Subject to your continued employment with the Company and except as otherwise provided in this Agreement, Grantee’s Annual Stock Base Salary shall be payable in bi-weekly installments, at the conclusion of each of the Company’s regular bi-weekly pay periods, in accordance with the Company’s payroll practice for similarly situated employees, as in effect from time to time. The first Payment Date will be February 12, 2010 and will include Annual Stock Base Salary earned since January 3, 2010.
     4. Number of Shares. The number of shares of Common Stock to be paid to Grantee with respect to each bi-weekly pay period will be determined with respect to each pay period by dividing 1/26th of the Annual Stock Base Salary by the reported closing price on the New York Stock Exchange (“NYSE”) for a share of Common Stock on the Payment Date for such period (or if not a NYSE trading day, then on the immediately preceding trading day). The number of shares of Common Stock to be paid to you with respect to a bi-weekly pay period during which you terminate employment, shall be pro-rated based on the number of days during such pay period until the date of your termination of employment. [If the number of shares contains a fractional amount, that fractional amount shall be paid in fractional shares of Common Stock.]
     5. Terms of the Annual Stock Base Salary Award.
          (a) Vesting. Shares of Common Stock issued to the Grantee pursuant to this Agreement shall be fully vested as of the applicable Payment Date, and shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates.
          (b) Employment Requirement; Forfeiture. Except as provided herein, the Grantee must remain continuously employed by the Company or one of its Affiliates since the Date of Grant and until the Annual Stock Base Salary Award (or a portion thereof) has been paid in order to retain the Annual Stock Base Salary Award (or portion thereof, as the case may be). If the Grantee’s employment with the Company or an Affiliate terminates for any reason, including for Cause or as a result of the Grantee’s Resignation (including due to death, Retirement or Disability), before the Grantee’s entire Annual Stock Base Salary Award has been paid, the Grantee will forfeit that portion of the Annual Stock Base Salary that has not been paid or is not payable as of the date of the Grantee’s termination of employment.
          (c) Transfer Restrictions. The shares of Common Stock subject to this Agreement and paid during 2010 may not be sold, transferred, or otherwise disposed of, pledged or otherwise hypothecated until the earlier of (i) the date on which any obligation arising from the financial assistance provided to the Company under the Troubled Asset Relief Program (“TARP”) is no longer outstanding (disregarding any warrants to purchase Common Shares that were issued to the U.S. Department of Treasury), or (ii) January 1, 2012 (the “Transfer Restrictions”). The Transfer Restrictions shall lapse and be of no further effect as of the date (a) Grantee’s employment with the Company or an Affiliate is terminated due to Grantee’s death or Disability, or (b) a Change in Control occurs. Any purported transfer or encumbrance of the shares of Common Stock prior to the lapse of the Transfer Restrictions shall be void, and the other party to any such purported transaction shall not obtain any rights to or interest in such shares of Common Stock.
          (d) No Acceleration. Except as provided above in Paragraph 5(b), the Transfer Restrictions shall continue to apply with respect to any Common Stock previously paid to Grantee upon the Grantee’s termination of employment with the Company or an Affiliate for any reason, including Retirement.
     6. Voting and Dividends. Prior to being awarded and paid in Common Stock in accordance with this Agreement, the Grantee shall have no rights of a shareholder with respect to the Annual Stock Base Salary Award. Once all or a portion of the Annual Stock Base Salary Award is awarded and paid, the Grantee shall have the right to vote shares of Common Stock and to receive any cash dividends or cash distributions that may be paid with respect thereto. In the event of a stock dividend, stock distribution, stock split, division of shares or other corporate structure change which results in the issuance of additional shares with respect to any Common Stock, such additional shares will be subject to the restrictions of this Annual Stock Base Salary Award in the same manner and for so long as such Common Stock remains subject to such restrictions.
     7. Stock Certificates; Legend. Any stock certificate or certificates representing Common Stock shall be held by the Company prior to lapse of the Transfer Restrictions, and any such certificate (and to the extent determined necessary or appropriate by the Company, any other evidence of ownership of Common Stock) shall contain the following legend:
THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) OF THE M&T BANK CORPORATION 2009 EQUITY INCENTIVE COMPENSATION PLAN AND AN ANNUAL STOCK BASE SALARY AWARD AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER HEREOF AND M&T BANK CORPORATION. COPIES OF SUCH PLAN AND AGREEMENT ARE ON FILE IN THE OFFICES OF M&T BANK CORPORATION.
As soon as administratively feasible after the lapse of the Transfer Restrictions, the Company will deliver to the Grantee evidence of the Grantee’s ownership (by book entry or certificate) of the Common Stock, without the aforesaid legend.
     8. Taxes.
          (a) Payment. The Grantee expressly acknowledges that the payment of Common Stock acquired under this Annual Stock Base Salary Award will give rise to ordinary income that is subject to tax withholding. The amount of income realized will be the Fair Market Value of the Common Stock paid to the Grantee upon a Payment Date.
          (b) Withholding. The Company’s obligation to issue or deliver shares of Common Stock upon a Payment Date shall be subject to the satisfaction of any applicable federal, state, local or foreign tax withholding requirements (including the Grantee’s FICA obligation). The Grantee may satisfy any such withholding obligation by any of the following means or by a combination of such means: (i) tendering a cash payment; or (ii) authorizing the Company or the Third Party Administrator to cancel or sell shares of Common Stock otherwise issuable to the Grantee. For purposes of this Paragraph 8(b),shares of Common Stock that are cancelled, sold and/or delivered to satisfy applicable withholding taxes shall be valued at their Fair Market Value on the date the withholding tax obligation arises.
     9. Restriction on Issuance of Covered Shares. Notwithstanding any other provision of this Agreement, the Grantee agrees, for himself or herself and his or her successors, that the shares of Common Stock to be paid under this Agreement will not be issued at any time that the Company does not have in effect a registration statement under the Securities Act of 1933, as amended, relating to the offer of Common Stock to the Grantee under the Plan, unless the Company agrees to permit such issuance. The Grantee further agrees, for himself or herself and his or her successors, that, upon the issuance of any shares of Common Stock, he or she will, upon the request of the Company, agree in writing that he or she is acquiring such shares for investment only and not with a view to resale, and that he or she will not sell, pledge or otherwise dispose of such shares so issued unless and until (a) the Company is furnished with an opinion of counsel to the effect that registration of such shares pursuant to the Securities Act of 1933, as amended, is not required by that Act and the rules and regulations thereunder; (b) the staff of the Securities and Exchange Commission has issued a “no-action” letter with respect to such disposition; or (c) such registration or notification as is, in the opinion of counsel for the Company, required for the lawful disposition of such shares has been filed by the Company and has become effective; provided, however, that the Company is not obligated hereby to file any such registration or notification. The Grantee further agrees that the Company may place a legend embodying such restriction on the certificates evidencing such shares.
     10. Employment. Neither the Annual Stock Base Salary Award evidenced by this Agreement nor any term or provision of this Agreement shall constitute or be evidence of any understanding, express or implied, on the part of the Company or any of its Affiliates to employ the Grantee for any period. Whenever reference is made in this Agreement to the employment of the Grantee, it means employment by the Company or an Affiliate.
     11. Subject to the Plan. The Annual Stock Base Salary Award evidenced by this Agreement is subject to the terms and conditions of the Plan, which are incorporated herein by reference and made a part hereof, but the terms of the Plan shall not be considered an enlargement of any benefits under this Agreement. In addition, the Annual Stock Base Salary Award is subject to any rules and regulations promulgated by the Committee.
     12. Governing Law. The validity, construction, interpretation and enforceability of this Agreement shall be determined and governed by the laws of the State of New York without giving effect to the principles of conflicts of laws.
     13. Compliance with Executive Compensation Restrictions for TARP Recipients; Amendment and Modification. The Committee may, in its sole discretion, and without the Grantee’s consent, at any time terminate, suspend or modify this Agreement. The terms and conditions of this Agreement are intended to comply with applicable law and shall be subject to and limited by any requirements or limitations that may apply under any applicable law, including the Emergency Economic Stabilization Act of 2008 as amended from time to time, including as amended by the American Recovery and Reinvestment Act of 2009 (“EESA”) and all regulations and guidance promulgated thereunder (the “Executive Compensation Restrictions”), whether currently existing or hereafter enacted or promulgated. In the event that all or any portion of this Agreement is found to be conflict with the requirements of EESA and the Executive Compensation Restrictions, then in such event this Agreement shall be automatically modified to reflect the requirements of the law, regulation and/or guidance, and this Award shall be interpreted and administered accordingly. As a condition of the Grantee’s receiving the base salary increase payable in Common Stock under this Agreement, the Grantee acknowledges (i) that this Agreement remains subject to the requirements of EESA and the Executive Compensation Restrictions, (ii) that it is subject to modification in order to comply with EESA and the Executive Compensation Restrictions, and (iii) that the Grantee agrees to immediately repay all amounts that may have been paid to the Grantee under this Agreement that are later determined to be in conflict with the requirements of EESA and the Executive Compensation Restrictions.